Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 20, 2008 on the financial statements of Israeli Historical Sight Seeing Co. for the year ended December 31, 2007 and for the period from May 22, 2007 (inception) to December 31, 2007, included herein on the registration statement of Israeli Historical Sight Seeing Co. on Form S-1/A (amendment no. 1), and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Berman & Company, P.A.

Berman & Company, P.A.
Certified Public Accountants

Boca Raton, Florida
July 1, 2008